UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pusuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):      October 1, 2004

Joy Global Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9299	39-1566457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780, Milwaukee, WI 53202
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
414-319-8500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) underthe Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. -  Entry into a Material Definitive Agreement.

   On October 1, 2004, the Board of Directors of Joy Global Inc. amended the Joy Global Inc. 2003 Stock Incentive Plan (“Plan”). The Plan is administered by a committee (“Committee”) consisting entirely of independent directors. Prior to the amendment, the Plan permitted the Committee to delegate to the Chief Executive Officer of Joy Global Inc. the authority to grant stock options, stock appreciation rights, performance awards and other stock-based awards to participants, provided however that the Committee could not delegate to the Chief Executive Officer the authority to grant awards to officers of Joy Global Inc. The amendment changes the limitation on the Committee’s power to delegate to the Chief Executive Officer the authority to grant awards to state that the Committee may not delegate the authority to grant awards to executive officers of Joy Global Inc. The effect of the amendment is to permit the Committee to delegate the authority to the Chief Executive Officer to grant awards to officers of Joy Global Inc. who are not executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOY GLOBAL INC.
Date: October 1, 2004	By: __________________ Donald C. Roof Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10	Amendment number one to the Joy Global Inc. 2003 Stock Incentive Plan